UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 15, 2008

PRIMEDIA Inc.

(Exact Name of Registrant as Specified in Charter)

3585 Engineering Drive, Suite 100, Norcross, Georgia 30092

(Address of Principal Executive Offices)

Delaware	1-11106	13-3647573
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code 678-421-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

To the extent required by Item 1.02 of Form 8-K, the Indenture, dated as of May 15, 2003 (the “Original Indenture,” and as amended by the Supplemental Indenture, the “Indenture”), among PRIMEDIA Inc. (the “Company”), the Guarantors listed therein and The Bank of New York, as trustee, the Supplemental Indenture to the Original Indenture, dated as of July 13, 2007 (the “Supplemental Indenture”), and the descriptions of the Indenture contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, are incorporated by reference in this Item 1.02 pursuant to General Instruction B.3 of Form 8-K. The Original Indenture and the Supplemental Indenture are filed as Exhibits 4.8(a) and (b), respectively, to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

On May 15, 2008 (the “Redemption Date”), the Company redeemed all of its outstanding 8% Senior Notes due 2013 (CUSIP No. 74157KAJ0 ) (the “Notes”), representing an aggregate principal amount of $2,576,000. The redemption price of the Notes was 104.000% of the outstanding aggregate principal amount, plus accrued and unpaid interest thereon until the Redemption Date. None of the Notes will remain outstanding and the Indenture generally will cease to be of further effect on or after the Redemption Date. The Company did not incur any early termination penalties in connection with the redemption of the Notes beyond the 4% redemption premium reflected in the redemption price.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

To the extent required by Item 2.04 of Form 8-K, the information contained or incorporated in Items 1.02 of this report is incorporated by reference in this Item 2.04.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMEDIA INC.

Dated: May 20, 2008	By:	/s/ KEITH L. BELKNAP
	Name:	Keith L. Belknap
	Title:	Senior Vice President, General Counsel and Secretary